EXHIBIT 3.1

ARTICLES OF INCORPORATION
OF
MAPICS, INC.

ARTICLE ONE
Name

The name of the corporation is MAPICS, Inc.

ARTICLE TWO
Authorized Shares

The corporation shall have authority, to be exercised by the Board of Directors, to issue not more than 90,000,000 shares of Common Stock, $.01 par value per share, and not more than 1,000,000 shares of Preferred Stock, $1.00 par value per share. The shares of Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution. Subject to the provisions of these Articles of Incorporation and to the provisions of the Georgia Business Corporation Code, the Board of Directors is authorized to determine (a) the preferences, limitations, and relative rights of the class of Preferred Stock prior to the issuance of any shares of Preferred Stock and (b) the preferences, limitations, and relative rights of one or more series within the class of Preferred Stock and may designate the number of shares within that series prior to the issuance of any shares of that series; provided, however, that the preferences, limitations and relative rights of the corporation’s (x) Series D Convertible Preferred Stock, par value $1.00 per share, (y) Series E Convertible Preferred Stock, par value $1.00 per share, and (z) Series F Junior Participating Preferred Stock, par value $1.00 per share, are set forth in Annex A, Annex B and Annex C hereto, respectively. Any shares of Common Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall become treasury shares.

ARTICLE THREE
Incorporator, Registered Agent and Office

The name of the incorporator and the initial registered agent of the corporation is Martin D. Avallone. The address of the incorporator and of the initial registered office and initial principal office of the corporation is 1000 Windward Concourse Parkway, Suite 100, Alpharetta, Georgia 30005.

ARTICLE FOUR
Directors

4.1    The number of directors of the corporation shall not be less than three nor more than eleven, the precise number to be fixed by resolution of the shareholders or of the Board of Directors from time to time. The directors shall be divided into three classes, each consisting, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first election of directors of the corporation, the first class of directors (Class I) shall be elected for a term expiring at the third next annual meeting of shareholders and upon the election and qualification of their respective successors, the second class of directors (Class III) shall be elected for a term expiring at the second next annual meeting of shareholders and upon the election and qualification of their respective successors, and the third class of directors (Class II) shall be elected for a term expiring at the next following annual meeting of shareholders and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting of shareholders shall be elected for a three-year term. Except as provided in Section 4.3 of this Article Four, a director shall be elected by the affirmative vote of the holders of a plurality of the shares represented at the meeting of shareholders at which the director stands for election and entitled to elect such director.

4.2    The entire Board of Directors or any individual director may be removed from office but only for cause and only by the affirmative vote of the holders of at least 80% of all classes of stock of the corporation entitled to vote in the election of such director or directors, considered for purposes of this Section as one class. For purposes of this Section, “cause” shall mean only (a) conviction of a felony, (b) declaration of unsound mind by order of a court, (c) gross dereliction of duty, (d) commission of an action involving moral turpitude or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation. Notwithstanding the foregoing, in the event that Preferred Stock of the corporation is issued and authorizes the election of one or more directors by the holders of such Preferred Stock, any individual director elected by the holders of such Preferred Stock may be removed only by the holders of the outstanding shares of such Preferred Stock in accordance with the terms of the Preferred Stock as provided therein. Removal action may be taken at any shareholders’ meeting with respect to which notice of such purpose has been given.

4.3    Any vacancies on the Board of Directors for any reason, including vacancies resulting from an increase in the number of directors, may be filled only by the Board of Directors, acting by the affirmative vote of a majority of the total number of directors then remaining in office, though they constitute fewer than a quorum of the Board of Directors. Notwithstanding the foregoing, (a) in the event that a vacant office was held by a director elected by holders of Preferred Stock of the corporation who are entitled to elect such director pursuant to the terms of such Preferred Stock, only the remaining directors elected by the holders of such Preferred Stock, or in the absence of any such directors, the holders of such Preferred Stock, shall be entitled to fill such vacancy in accordance with the terms of the Preferred Stock as provided therein and (b) any vacancy on the Board of Directors resulting from the removal of a director by shareholder action may be filled by the shareholders at their annual meeting or at a special meeting the notice or waiver of notice of which specifies such action as an item of business for such meeting. Any director appointed to fill a vacancy shall be elected for the unexpired term of the predecessor in office and until the successor is elected and qualified, except that when a directorship is to be filled by reason of an increase in the number of directors, the term of such director shall expire at the next election of directors by the shareholders and upon the election and qualification of the successor.

4.4    Notwithstanding any other provision hereof or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 80% of all classes of stock ordinarily entitled to vote in the election of directors, considered for the purposes of this Section as one class, shall be required to alter, amend or repeal this Article Four.

ARTICLE FIVE
Limitation of Director Liability

5.1    A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code (or any successor provision), or (iv) for any transaction from which the director received an improper personal benefit.

5.2    Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

5.3    If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

5.4    In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE SIX
Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE SEVEN
Shareholder Action Without a Meeting

Except as may be otherwise provided by the terms of any Preferred Stock, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all shareholders and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE EIGHT
Amendment of Bylaws

The Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by (a) the affirmative vote of the holders of a majority of the voting power of all the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, or (b) the Board of Directors of the corporation, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class. The shareholders may prescribe, by so expressing in the action they take in amending or adopting any Bylaw or Bylaws, that the Bylaw or Bylaws so amended or adopted by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE NINE
Severability

In the event that any of the provisions of these Articles of Incorporation are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

ANNEX A

Series D Convertible Preferred Stock

1.    Designation and Number of Shares.    There shall be hereby established the series of Preferred Stock designated and known as “Series D Convertible Preferred Stock.” The authorized number of shares of Series D Convertible Preferred Stock shall be 225,000 shares.

2.    Voting.    Except as may be otherwise provided in these terms of the Series D Convertible Preferred Stock or by law, the Series D Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series D Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series D Convertible Preferred Stock is then convertible.

3.    Dividends.    The holders of the Series D Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series D Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series D Convertible Preferred Stock is then convertible).

4.    Liquidation.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series D Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $75.355 per share plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, through the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series D Convertible Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Series D Convertible Preferred Stock being sometimes referred to as the “Liquidation Payment” and with respect to all shares of Series D Convertible Preferred Stock being sometimes referred to as the “Liquidation Payments”). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series D Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series D Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series D Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series D Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series D Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Series D Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series D Convertible Preferred Stock.

For purposes of this paragraph 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to include (i) the Corporation’s sale of all or substantially all of its assets or (ii)(x) the merger or consolidation of the Corporation into or with any other corporation, or (y) the merger of any other corporation into or with the Corporation, if the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving corporation. Nothing in this paragraph 4 shall limit the rights of the holders of the Series D Convertible Preferred Stock to convert their shares of Series D Convertible Preferred Stock in accordance with the terms hereof.

The Series D Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank on a parity with any class or series of capital stock of the Corporation hereafter created which expressly provides that it ranks on a parity with the Series D Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation. The Series D Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank senior to each class or series of capital stock of the Corporation hereafter created which do not expressly provide that it ranks on a parity with or senior to the Series D Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation.

5.    Restrictions.    At any time when shares of Series D Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the articles of organization, and in addition to any other vote required by law or the articles of organization, without the approval of the holders of at least a majority of the then outstanding shares of Series D Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

(a)    Create, issue or authorize the creation or issuance of any additional class or series of shares of stock unless the same ranks junior to the Series D Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series D Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series D Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create, issue or authorize the creation or issuance of any obligation or security convertible into shares of Series D Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series D Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, issuance, authorization or increase shall be by means of amendment to the articles of organization or by merger, consolidation or otherwise; or

(b)    Amend, alter or repeal its articles of organization to adversely affect the rights of the holders of the Series D Convertible Preferred Stock.

6.    Conversions.    The holders of shares of Series D Convertible Preferred Stock shall have the following conversion rights:

(a)    Right to Convert.    Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series D Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares (or fractions thereof) of Series D Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series D Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series D Convertible Preferred Stock so to be converted by $100 and (ii) dividing the result by the conversion price of $10 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series D Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series D Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b)    Issuance of Certificates; Time Conversion Effected.    Promptly after the receipt of the written notice referred to in subparagraph 6(a) and surrender of the certificate or certificates for the share or shares of Series D Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series D Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series D Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(c)    Fractional Shares; Dividends; Partial Conversion.    No fractional shares of Common Stock shall be issued upon conversion of Series D Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends (other than dividends paid in additional shares of Common Stock) declared but unpaid on the shares of Series D Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6(b). If the number of shares of Series D Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares (or fractions thereof) of Series D Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series D Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(d)    Subdivision or Combination of Common Stock.    In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)    Reorganization or Reclassification.    If any capital reorganization or reclassification of the capital stock of the Corporation (other than a merger or consolidation of the Corporation in which the Corporation is the surviving corporation and which does not result in a reclassification or change of outstanding shares of Common Stock or a merger or consolidation which is deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to paragraph 4) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series D Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series D Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(f)    Notice of Adjustment.    Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series D Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(g)    Other Notices.    In case at any time:

(1)    the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2)    the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3)    there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

(4)    there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series D Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

(h)    Stock to be Reserved.    The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of Series D Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series D Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the articles of organization.

(i)    No Reissuance of Series D Convertible Preferred Stock.    Shares of Series D Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued as shares of Series D Convertible Preferred Stock.

(j)    Issue Tax.    The issuance of certificates for shares of Common Stock upon conversion of Series D Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Convertible Preferred Stock which is being converted.

(k)    Closing of Books.    The Corporation will at no time close its transfer books against the transfer of any Series D Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series D Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(l)    Mandatory Conversion.    If, at any time after September 30, 1998, for a period of not less than thirty (30) consecutive trading days, the market value of shares of Common Stock on the principal securities exchange or market on which such shares are then traded exceeds $30.14 per share (appropriately adjusted to reflect the occurrence of any event referred to in paragraph 6(d)), then the Corporation may elect that all then outstanding shares of Series D Convertible Preferred Stock be mandatorily converted into shares of Common Stock in accordance with this paragraph 6 by providing written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series D Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state that the Corporation has made such election and shall specify a date not more than 10 days nor less than 20 days after the date of such notice on which all then outstanding shares of Series D Convertible Preferred Stock shall be mandatorily converted into shares of Common Stock in accordance with this paragraph 6. Effective at the close of business on the date specified in such notice, all outstanding shares of Series D Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Series D Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6(c). Until such time as a holder of shares of Series D Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

ANNEX B

Series E Convertible Preferred Stock

1.    Designation and Number of Shares.    There shall be hereby established the series of Preferred Stock designated and known as “Series E Convertible Preferred Stock.” The authorized number of shares of Series E Convertible Preferred Stock shall be 100,000 shares.

2.    Voting.    Except as may be otherwise provided in these terms of the Series E Convertible Preferred Stock or by law, the Series E Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series E Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series E Convertible Preferred Stock is then convertible.

3.    Dividends.    The holders of the Series E Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series E Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series E Convertible Preferred Stock is then convertible).

4.    Liquidation.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series E Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series E Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $75.355 per share plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, through the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series E Convertible Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Series E Convertible Preferred Stock being sometimes referred to as the “Liquidation Payment” and with respect to all shares of Series E Convertible Preferred Stock being sometimes referred to as the “Liquidation Payments”). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series E Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series E Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series E Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series E Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series E Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Series E Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series E Convertible Preferred Stock.

For purposes of this paragraph 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to include (i) the Corporation’s sale of all or substantially all of its assets or (ii)(x) the merger or consolidation of the Corporation into or with any other corporation, or (y) the merger of any other corporation into or with the Corporation, if the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving corporation. Nothing in this paragraph 4 shall limit the rights of the holders of the Series E Convertible Preferred Stock to convert their shares of Series E Convertible Preferred Stock in accordance with the terms hereof.

The Series E Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank on a parity with (i) the Corporation’s Series D Convertible Preferred Stock, $1.00 par value per share, and (ii) any class or series of capital stock of the Corporation hereafter created which expressly provides that it ranks on a parity with the Series E Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation. The Series E Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank senior to each class or series of capital stock of the Corporation hereafter created which does not expressly provide that it ranks on a parity with or senior to the Series E Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation.

5.    Restrictions.    At any time when shares of Series E Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the articles of organization, and in addition to any other vote required by law or the articles of organization, without the approval of the holders of at least a majority of the then outstanding shares of Series E Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

(a)    Create, issue or authorize the creation or issuance of any additional class or series of shares of stock unless the same ranks junior to the Series E Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series E Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series E Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create, issue or authorize the creation or issuance of any obligation or security convertible into shares of Series E Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series E Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, issuance, authorization or increase shall be by means of amendment to the articles of organization or by merger, consolidation or otherwise; or

(b)    Amend, alter or repeal its articles of organization to adversely affect the rights of the holders of the Series E Convertible Preferred Stock.

6.    Conversions.    The holders of shares of Series E Convertible Preferred Stock shall have the following conversion rights:

(a)    Right to Convert.    Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series E Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares (or fractions thereof) of Series E Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series E Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series E Convertible Preferred Stock so to be converted by $100 and (ii) dividing the result by the conversion price of $10 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series E Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series E Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series E Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b)    Issuance of Certificates; Time Conversion Effected.    Promptly after the receipt of the written notice referred to in subparagraph 6(a) and surrender of the certificate or certificates for the share or shares of Series E Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series E Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series E Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(c)    Fractional Shares; Dividends; Partial Conversion.     No fractional shares of Common Stock shall be issued upon conversion of Series E Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends (other than dividends paid in additional shares of Common Stock) declared but unpaid on the shares of Series E Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6(b). If the number of shares of Series E Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares (or fractions thereof) of Series E Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series E Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(d)    Subdivision or Combination of Common Stock.    In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a small number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)    Reorganization or Reclassification.    If any capital reorganization or reclassification of the capital stock of the Corporation (other than a merger or consolidation of the Corporation in which the Corporation is the surviving corporation and which does not result in a reclassification or change of outstanding shares of Common Stock or a merger or consolidation which is deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to paragraph 4) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series E Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series E Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(f)    Notice of Adjustment.    Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series E Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(g)    Other Notices.    In case at any time:

(1)    the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2)    the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3)    there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

(4)    there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series E Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

(h)    Stock to be Reserved.    The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of Series E Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series E Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series E Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the articles of organization.

(i)    No Reissuance of Series E Convertible Preferred Stock. Shares of Series E Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued as shares of Series E Convertible Preferred Stock.

(j)    Issue Tax.    The issuance of certificates for shares of Common Stock upon conversion of Series E Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series E Convertible Preferred Stock which is being converted.

(k)    Closing of Books.    The corporation will at no time close its transfer books against the transfer of any Series E Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series E Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series E Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(l)    Mandatory Conversion.    If, at any time after July 23, 1999, for a period of not less than thirty (30) consecutive trading days, the market value of shares of Common Stock on the principal securities exchange or market on which such shares are then traded exceeds $30.14 per share (appropriately adjusted to reflect the occurrence of any event referred to in paragraph 6(d)), then the Corporation may elect that all then outstanding shares of Series E Convertible Preferred Stock be mandatorily converted into shares of Common Stock in accordance with this paragraph 6 by providing written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series E Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state that the Corporation has made such election and shall specify a date not more than 10 days nor less than 20 days after the date of such notice on which all then outstanding shares of Series E Convertible Preferred Stock shall be mandatorily converted into shares of Common Stock in accordance with this paragraph 6. Effective at the close of business on the date specified in such notice, all outstanding shares of Series E Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Series E Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6(c). Until such time as a holder of shares of Series E Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

ANNEX C

Series F Junior Participating Preferred Stock

Section 1.    Designation and Amount.    The shares of such series shall be designated as “Series F Junior Participating Preferred Stock” and the number of shares constituting such series shall be 30,000.

Section 2.    Dividends and Distributions.

(A)    Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series F Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series F Junior Participating Preferred Stock, in preference to the holders of Common Stock, $.01 par value per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series F Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    The Corporation shall declare a dividend or distribution on the Series F Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series F Junior Participating Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series F Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series F Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3.    Voting Rights.    The holders of shares of Series F Junior Participating Preferred Stock shall have the following voting rights:

(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series F Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series F Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    Except as otherwise provided herein, by law, or in any other Certificate of Vote of Directors establishing a series of Preferred Stock or any similar stock, the holders of shares of Series F Junior Participating Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)(i)    If at any time dividends on any Series F Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series F Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series F Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii)    During any default period, such voting right of the holders of Series F Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series F Junior Participating Preferred Stock.

(iii)    Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors shall within twenty (20) Business Days after such default amend the Corporation’s by-laws to make provision for the election of directors consistent with the provisions of this Section 3 and call a special meeting of the holders of shares of the Series F Junior Participating Preferred Stock and all other holders of Preferred Stock who are then entitled to participate in the election of such Directors for the purpose of electing the additional Directors provided by this Section 3. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)    In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)    Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Corporation’s by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Corporation’s articles of organization or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D)    Except as set forth herein, or as otherwise provided by law, holders of Series F Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.    Certain Restrictions.

(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series F Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Junior Participating Preferred Stock;

(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Junior Participating Preferred Stock, except dividends paid ratably on the Series F Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Junior Participating Preferred Stock;

(iv)    purchase or otherwise acquire for consideration any shares of Series F Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series F Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.    Reacquired Shares.    Any shares of Series F Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of undesignated Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.    Liquidation, Dissolution or Winding Up.

(A)    Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series F Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series F Liquidation Preference”). Following the payment of the full amount of the Series F Liquidation Preference, no additional distributions shall be made to the holders of shares of Series F Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series F Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series F Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series F Junior Participating Preferred Stock and Common Stock, respectively, holders of Series F Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series F Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series F Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)    In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(D)    Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series F Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.    No Redemption.    The shares of Series F Junior Participating Preferred Stock shall not be redeemable.

Section 9.    Ranking.    The Series F Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, winding up or otherwise, unless the terms of any such series shall provide otherwise.

Section 10.    Amendment.    The articles of organization of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series F Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Series F Junior Participating Preferred Stock, voting together as a single class.

Section 11.    Fractional Shares.    Series F Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series F Junior Participating Preferred Stock.

22